UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

FORUM MERGER II CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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On October 6, 2020, Forum Merger II Corporation (“Forum”) and Ittella International (“Tattooed Chef”) issued a joint press release announcing the preliminary third quarter 2020 financial results for Tattooed Chef and reminding Forum’s stockholders to vote in favor of the previously announced business combination between Forum and Tattooed Chef and all other related proposals at its special meeting of stockholders to be held in virtual format on Thursday, October 15, 2020 at 9:00 a.m. ET. A copy of the press release is below and is being filed herewith as soliciting materials.

Tattooed Chef Reports Record Preliminary Revenue for Third Quarter Fiscal 2020 and Forum Merger II Corporation
Reminds Stockholders to Vote in Favor of Business Combination

Record Preliminary Revenue of $41.0 Million for Third Quarter Fiscal 2020

Special Meeting to Approve Business Combination with Tattooed Chef to be Held on October 15, 2020

Paramount, California and Delray Beach, FL, October 6, 2020 (GLOBE NEWSWIRE) – Ittella International, a plant-based food company with a broad portfolio of innovative products (“Tattooed Chef”) today announced preliminary revenue of $41.0 million for the third quarter ended September 30, 2020, a 71% increase over the prior year period. As previously announced, Tattooed Chef and Forum Merger II Corporation (Nasdaq: FMCI)(“Forum” or the “Company”), a special purpose acquisition company, have entered into a definitive agreement (the “Business Combination Agreement”) for a business combination that will introduce Tattooed Chef as a Nasdaq-listed public company under the symbol “TTCF”.

Sam Galletti, President and CEO of Tattooed Chef said, “Our strong third quarter revenue results were driven by our Tattooed Chef® branded products and we expect this trend to continue to accelerate as we launch our new e-commerce platform later this month. Given this and increased distribution to our tier one customers, we believe we are well positioned to meet or exceed our full year revenue expectation of $148 million and Adjusted EBITDA expectation of $17 million.”

David Boris, Co-CEO and CFO of Forum added, “We continue to believe in Tattooed Chef’s long-term growth opportunity in the global plant-powered food market and expect to close the transaction shortly after the special meeting on October 15, 2020.”

Forum Merger II Corporation encourages its stockholders to vote in favor of the proposal to approve the proposed business combination and all other related proposals to be voted on at the special meeting of Forum’s stockholders to be held virtually on Thursday, October 15, 2020 at 9:00 a.m. Eastern Time, as described in the Company’s definitive proxy statement relating to the business combination.

You are encouraged to submit your vote as soon as possible after receiving the definitive proxy materials relating to the business combination.  Your vote is important no matter how many shares you own. A stockholder’s failure to vote by proxy or to vote at the special meeting will not be counted towards the number of shares of common stock required to validly establish a quorum. If you hold your shares in an account at a brokerage firm, bank or other similar agent, you may vote prior to the meeting by using your voting control number and instructions provided by your brokerage firm, bank or other similar agent. If you are a stockholder of record, you may vote prior to the special meeting by signing, dating and mailing your proxy card in the return envelope provided with your proxy material. If you are a stockholder of record as of the record date and would like to attend and vote at the special meeting, you will need to follow the instructions provided in the definitive proxy statement.

If you signed up with your brokerage firm, bank or other similar agent to receive proxy materials electronically and you are a stockholder as of the September 28, 2020 record date, you should have received an email upon the initial proxy mailing. If you did not receive an email to your inbox that includes the meeting details and your voting control number, please check your spam folder and/or contact your brokerage firm, bank or other similar agent for voting information.

If stockholders have any questions or need assistance voting their shares, please contact Morrow Sodali LLC at (800) 460-1014.

Forum is providing its public stockholders with the opportunity to redeem their shares of Class A common stock in connection with the special meeting. For illustrative purposes, as of June 30, 2020, the estimated per share redemption price would have been approximately $10.37. The closing price of Forum’s shares of Class A common stock on Nasdaq on October 6, 2020, the most recent trading date, was $21.06.

Additional Information and Where to Find It

The Company has filed with the U.S. Securities and Exchange Commission (“SEC”) a definitive proxy statement in connection with its business combination and other matters and has mailed the definitive proxy statement to its stockholders as of September 28, 2020, the record date established for voting on the proposed business combination. Forum’s stockholders and other interested persons are advised to read the definitive proxy statement in connection with Forum’s solicitation of proxies for its special meeting of stockholders to be held to approve, among other things, the proposed business combination, because these documents contain important information about Forum, Tattooed Chef and the proposed business combination. Forum’s stockholders may also obtain a copy of the definitive proxy statement, as well as other documents filed with the SEC by Forum, without charge, at the SEC’s website located at www.sec.gov or by directing a request to: Forum Merger II Corporation, 1615 South Congress Avenue, Suite 103, Delray Beach, FL 33445. The information contained on, or that may be accessed through, the websites referenced in this press release is not incorporated by reference into, and is not a part of, this press release.

About Forum Merger II Corporation

Forum Merger II Corporation is a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. For more information, please visit www.forummerger.com.

About Tattooed Chef and Ittella International

Tattooed Chef is a leading plant-based food company offering a broad portfolio of innovative plant-based food products that taste great and are sustainably sourced. Tattooed Chef’s signature products include ready-to-cook bowls, zucchini spirals, riced cauliflower, acai and smoothie bowls, and cauliflower pizza crusts, which are available in the frozen food sections of leading national retail food stores across the United States. Understanding consumer lifestyle and food trends, and a commitment to innovation, allows Tattooed Chef to continuously introduce new products. Tattooed Chef provides great-tasting, approachable, and innovative products not only to the growing group of consumers who seek to adopt a plant-based lifestyle, but to any of the “People Who Give a Crop™”. For more information, please visit www.tattooedchef.com. Following completion of the proposed business combination, the combined Tattooed Chef and Forum will be renamed Tattooed Chef, Inc.

Forward-Looking Statements

Certain statements made in this release are “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose,” “runway,” “trend,” “accelerate,” “continues,” “on-track” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside Forum’s or Tattooed Chef’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include: the inability to complete the transactions contemplated by the proposed business combination due to the failure to obtain approval of the stockholders of Forum or satisfy other conditions to the closing of the proposed business combination; the occurrence of any event, change or other circumstances that could give rise to the termination of the proposed business combination; uncertainty surrounding the launch and ultimate success of the e-commerce platform; the need to prove ability to increase distribution to new retail customers; the outcome of any legal proceedings that may be instituted against Tattooed Chef or Forum; the inability to recognize the anticipated benefits of the proposed business combination, which may be affected by, among other things, the amount of funds available in Forum’s trust account following any redemptions by Forum’s public stockholders, competition and the ability of the combined business to grow and manage growth profitably; the ability to meet Nasdaq’s listing requirements following the consummation of the transactions contemplated by the proposed business combination; costs related to the proposed business combination; and other risks and uncertainties indicated from time to time in the preliminary and definitive proxy statements filed or to be filed by Forum with the SEC in connection with the proposed business combination, including those under “Risk Factors” therein, and other factors identified in Forum’s prior and future filings with the SEC, available at www.sec.gov. Some of these risks and uncertainties may be amplified by the COVID-19 outbreak. None of Forum or Tattooed Chef undertakes any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Participants in the Solicitation

Forum and its directors and executive officers may be considered participants in the solicitation of proxies with respect to the proposed business combination. Information about the directors and executive officers of Forum and a description of their interests in Forum are set forth in the preliminary proxy statement and the definitive proxy statement relating to the proposed business combination. These documents can be obtained free of charge from the sources indicated above.

Non-Solicitation

This press release does not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed business combination. This press release also does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor will there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities will be made except by means of a prospectus meeting the requirements of section 10 of the Securities Act of 1933, as amended, or an exemption therefrom.

Contact

Investor Relations
(212) 739-7860

investors@forummerger.com

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